CSW International Two, Inc.*
                               Statement of Income
                  For the Twelve Months Ended December 31, 1997
                                   (Unaudited)


                                                          (millions)
Operating Revenues
    Electric revenues                                       $1,650
    Other diversified                                          220
                                                           -------
                                                             1,870
                                                           -------

Operating Expenses
    Cost of electric sales                                   1,137
    General and administrative                                 232
    Depreciation and amortization                               92
    Other diversified                                          155
                                                           -------
                                                             1,616
                                                           -------
Operating Income                                               254
                                                           -------

Other Income and (Deductions)
    Investment income                                            2
    Interest income                                             12
    Interest expense                                          (120)
                                                           -------
                                                              (106)
                                                           -------
Income Before Income Taxes                                     148
                                                           -------

Provision for Income Taxes                                      31
                                                           -------

Income Before Extraordinary Item                               117
                                                           -------

Extraordinary Item
    Loss from United Kingdom windfall profits tax             (176)
                                                           -------

Net Income                                                    $(59)
                                                           =======

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.